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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported)
                      December 13, 2004 (December 7, 2004)

                           ---------------------------

                            Arbor Realty Trust, Inc.
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             (Exact name of registrant as specified in its charter)

   Maryland                         001-32136                    20-0057959
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(State or other                    (Commission                  (IRS Employer
jurisdiction of                   File Number)               Identification No.)
incorporation)

        333 Earle Ovington Boulevard, Suite 900 Uniondale, New York 11553
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               (Address of principal executive offices) (Zip Code)

                                 (516) 832-8002
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              (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))



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                            Arbor Realty Trust, Inc.
                           Current Report on Form 8-K

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On December 7, 2004, Arbor Realty Trust, Inc. (the "Company), entered into a $50 million unsecured revolving credit facility with affiliates of Watershed Asset Management, LLC. The facility has a term of one-year with two one-year renewal options and bears interest at a spread over LIBOR of 700 basis points over the initial term.

The facility requires that the Company satisfy certain financial covenants. In addition, the terms of the facility include certain restrictions and covenants that limit, among other things, the payment of dividends, and that require compliance with financial ratios relating to the minimum amount of liquidity, minimum amount of tangible net worth, the minimum amount of debt service coverage and fixed charge coverage, and the maximum amount of indebtedness.

A copy of the press release is filed as Exhibit 99.1 to this report and incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(c)   Exhibits

      Exhibit Number

            99.1  Press Release, dated December 13, 2004.




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                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  December 13, 2004                ARBOR REALTY TRUST, INC..


                                         By:      /s/ Frederick C. Herbst
                                                  ------------------------------
                                         Name:    Frederick C. Herbst
                                         Title:   Chief Financial Officer




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                                  EXHIBIT INDEX


Exhibit Number

      99.1  Press Release, dated December 13, 2004.